Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports Second Quarter 2023 Net Income Available to Common Equity of $84 Million, or $0.56 per Common Share

Results driven by balance sheet expansion, stable credit trends, and progress against the Company's strategic initiatives
GREEN BAY, Wis. -- July 20, 2023 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $84 million, or $0.56 per common share, for the quarter ended June 30, 2023. These amounts compare to earnings of $100 million, or $0.66 per common share, for the quarter ended March 31, 2023 and earnings of $84 million, or $0.56 per common share, for the quarter ended June 30, 2022.
"Our second quarter results were marked by the resilience and stability of our Midwestern markets and continued execution against our strategic plan," said President and CEO Andy Harmening. "Unemployment remains well below the national average in most of our footprint and economic activity has continued at a healthy pace. With these trends as a backdrop, our diversified company loan portfolio, with a prime/super prime concentration of consumer loans, has delivered strong credit performance again this quarter. This stability enabled us to add another $642 million in high-quality loans and build momentum with our customer acquisition strategies during the quarter. As a result of these efforts, we're already seeing customer checking acquisition rates 11% higher than a year ago, our attrition is down, and our digital customer satisfaction scores are at a multi-year high."
"While we're pleased with the initial results of these efforts, we've yet to realize the full impact of our customer acquisition strategies," Harmening continued. "We look forward to building on this momentum and delivering enhanced capabilities for our customers in the coming quarters. Along the way, our disciplined approach to credit, expenses and risk management will be our foundation."
Second Quarter 2023 Highlights (all comparisons to the first quarter of 2023)
•Total period end commercial loans increased $274 million to $18.4 billion
•Total period end consumer loans increased $367 million to $11.4 billion
•Total period end deposits increased $1.7 billion to $32.0 billion
•Quarterly net interest margin decreased 27 basis points to 2.80%
•Noninterest income increased $3 million to $66 million
•Noninterest expense increased $3 million to $191 million
•Provision for credit losses on loans increased $4 million to $22 million
•Net income available to common equity decreased $16 million to $84 million

Loans
Second quarter 2023 average total loans of $29.4 billion were up 2%, or $592 million, from the prior quarter and were up 16%, or $4.0 billion, from the same period last year. With respect to second quarter 2023 average balances by loan category:
•Commercial and business lending increased $283 million from the prior quarter and increased $1.3 billion from the same period last year to $10.9 billion.
•Commercial real estate lending increased $44 million from the prior quarter and increased $932 million from the same period last year to $7.3 billion.
•Consumer lending increased $265 million from the prior quarter and increased $1.8 billion from the same period last year to $11.2 billion.

Second quarter 2023 period end total loans of $29.8 billion were up 2%, or $642 million, from the prior quarter and were up 13%, or $3.4 billion, from the same period last year. With respect to second quarter 2023 period end balances by loan category:
•Commercial and business lending increased $194 million from the prior quarter and increased $929 million from the same period last year to $11.1 billion.
•Commercial real estate lending increased $81 million from the prior quarter and increased $756 million from the same period last year to $7.3 billion.
•Consumer lending increased $367 million from the prior quarter and increased $1.7 billion from the same period last year to $11.4 billion.

In 2023, we continue to expect full-year total loan growth of 6% to 8%.

Deposits
Second quarter 2023 average deposits of $31.3 billion were up 5%, or $1.4 billion, from the prior quarter and were up 11%, or $3.1 billion, from the same period last year. With respect to second quarter 2023 average balances by deposit category:
•Noninterest-bearing demand deposits decreased $670 million from the prior quarter and decreased $1.5 billion from the same period last year to $6.7 billion.
•Savings increased $85 million from the prior quarter and increased $67 million from the same period last year to $4.7 billion.
•Interest-bearing demand deposits decreased $151 million from the prior quarter and increased $251 million from the same period last year to $6.7 billion.
•Money market deposits decreased $793 million from the prior quarter and decreased $167 million from the same period last year to $6.7 billion.
•Total time deposits increased $2.6 billion from the prior quarter and increased $3.7 billion from the same period last year to $5.0 billion.
•Network transaction deposits increased $321 million from the prior quarter and increased $692 million from the same period last year to $1.5 billion.

Second quarter 2023 period end deposits of $32.0 billion were up 6%, or $1.7 billion, from the prior quarter and were up 12%, or $3.4 billion, from the same period last year. With respect to second quarter 2023 period end balances by deposit category:
•Noninterest-bearing demand deposits decreased $763 million from the prior quarter and decreased $1.5 billion from the same period last year to $6.6 billion.
•Savings increased $47 million from the prior quarter and increased $69 million from the same period last year to $4.8 billion.
•Interest-bearing demand deposits increased $61 million from the prior quarter and increased $248 million from the same period last year to $7.0 billion.
•Money market deposits decreased $836 million from the prior quarter and decreased $247 million from the same period last year to $7.5 billion.
•Total time deposits increased $3.2 billion from the prior quarter and increased $4.9 billion from the same period last year to $6.1 billion.
•Network transaction deposits (included in money market and interest-bearing deposits) increased $327 million from the prior quarter and increased $709 million from the same period last year to $1.6 billion.

We now expect total core customer deposits (which excludes network transaction deposits and brokered CDs) to decrease by 3% in 2023 on a period end basis, with 2% growth in the second half of the year.

Net Interest Income and Net Interest Margin
Second quarter 2023 net interest income of $258 million decreased $16 million, or 6%, from the prior quarter and increased $42 million, or 19%, from the same period last year. The net interest margin decreased to 2.80%, reflecting a 27 basis point decrease from the prior quarter and a nine basis point increase from the same period last year.
•The average yield on total loans for the second quarter of 2023 increased 28 basis points from the prior quarter and increased 261 basis points from the same period last year to 5.77%.
•The average cost of total interest-bearing liabilities for the second quarter of 2023 increased 58 basis points from the prior quarter and increased 270 basis points from the same period last year to 3.06%.
•The net free funds benefit for the second quarter of 2023 increased seven basis points from the prior quarter and increased 58 basis points compared to the same period last year to 0.68%.
We now expect total net interest income growth of 10% to 12% in 2023.

Noninterest Income
Second quarter 2023 total noninterest income of $66 million increased $3 million, or 6% from the prior quarter and decreased $10 million, or 13%, from the same period last year. With respect to second quarter 2023 noninterest income line items:
•Mortgage banking, net was $8 million for the second quarter, up $4 million from the prior quarter and up $2 million from the same period last year.

•Service charges and deposit account fees decreased $1 million from the prior quarter and decreased $4 million from the same period last year.
•Card-based fees increased $1 million from the prior quarter and were flat from the same period last year.

We continue to expect total noninterest income to compress by 8% to 10% in 2023.

Noninterest Expense
Second quarter 2023 total noninterest expense of $191 million increased $3 million, or 2%, from the prior quarter and increased $9 million, or 5%, from the same period last year as we continued to invest in our strategic initiatives. With respect to second quarter 2023 noninterest expense line items:
•Personnel expense decreased $2 million from the prior quarter and increased $1 million from the same period last year.
•FDIC assessment expense increased $3 million from the prior quarter and increased $4 million from the same period last year.
•Occupancy expense decreased $1 million from the prior quarter and decreased $1 million from the same period last year.
•Business development and advertising expense increased $1 million from the prior quarter and increased $1 million from the same period last year.

We now expect total noninterest expense growth of 3% to 4% in 2023.

Taxes
The second quarter 2023 tax expense was $24 million compared to $27 million of tax expense in the prior quarter and $23 million of tax expense in the same period last year. The effective tax rate for the second quarter of 2023 was 21.3% compared to an effective tax rate of 20.9% in the prior quarter and an effective tax rate of 21.2% in the same period last year.
We continue to expect the 2023 effective tax rate to be between 20% and 21%, assuming no change in the statutory corporate tax rate.

Credit
The second quarter 2023 provision for credit losses on loans was $22 million, compared to a provision of $18 million in the prior quarter and a provision of zero in the same period last year. Provision build in the second quarter was largely a function of loan growth, limited credit movement and macro trends. With respect to second quarter 2023 credit quality:

•Nonaccrual loans of $131 million were up $14 million from the prior quarter and up $23 million from the same period last year. The nonaccrual loans to total loans ratio was 0.44% in the second quarter, up from 0.40% in the prior quarter and up from 0.41% in the same period last year.
•Second quarter 2023 net charge offs of $11 million were up compared to net charge offs of $3 million in the prior quarter and were up compared to net charge offs of less than $1 million in the same period last year.
•The allowance for credit losses on loans (ACLL) of $377 million was up $11 million compared to the prior quarter and up $59 million compared to the same period last year. The ACLL to total loans ratio was 1.26% in the second quarter, up from 1.25% in the prior quarter and up from 1.20% in the same period last year.

In 2023, we expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 9.48% at June 30, 2023. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

SECOND QUARTER 2023 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, July 20, 2023. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp second quarter 2023 earnings call. The second quarter 2023 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $41 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota. The Company also operates loan production offices in Indiana, Michigan, Missouri, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” "project," "guidance," or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
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Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	June 30, 2023	March 31, 2023	Seql Qtr $ Change	December 31, 2022	September 30, 2022	June 30, 2022	Comp Qtr $ Change
Assets
Cash and due from banks	$407,620	$311,269	$96,351	$436,952	$386,231	$397,364	$10,256
Interest-bearing deposits in other financial institutions	190,881	511,116	(320,235)	156,693	112,173	436,887	(246,006)
Federal funds sold and securities purchased under agreements to resell	31,160	455	30,705	27,810	4,015	32,820	(1,660)
Investment securities available for sale, at fair value	3,504,777	3,381,607	123,170	2,742,025	2,487,312	2,677,511	827,266
Investment securities held to maturity, net, at amortized cost	3,938,877	3,967,058	(28,181)	3,960,398	3,951,491	3,945,206	(6,329)
Equity securities	30,883	30,514	369	25,216	24,879	19,039	11,844
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	271,637	331,420	(59,783)	295,496	279,334	237,616	34,021
Residential loans held for sale	38,083	35,742	2,341	20,383	51,134	42,676	(4,593)
Commercial loans held for sale	15,000	33,490	(18,490)	—	—	44,721	(29,721)
Loans	29,848,904	29,207,072	641,832	28,799,569	27,817,280	26,494,698	3,354,206
Allowance for loan losses	(338,750)	(326,432)	(12,318)	(312,720)	(292,904)	(280,771)	(57,979)
Loans, net	29,510,153	28,880,640	629,513	28,486,849	27,524,376	26,213,927	3,296,226
Tax credit and other investments	263,583	269,269	(5,686)	276,773	275,247	275,165	(11,582)
Premises and equipment, net	374,866	375,540	(674)	376,906	379,462	387,633	(12,767)
Bank and corporate owned life insurance	678,578	677,328	1,250	676,530	677,129	675,347	3,231
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	44,877	47,079	(2,202)	49,282	51,485	53,687	(8,810)
Mortgage servicing rights, net	80,449	74,479	5,970	77,351	78,352	76,570	3,879
Interest receivable	159,185	152,404	6,781	144,449	115,782	95,426	63,759
Other assets	573,870	518,115	55,755	547,621	546,214	519,403	54,467
Total assets	$41,219,473	$40,702,519	$516,954	$39,405,727	$38,049,607	$37,235,990	$3,983,483
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$6,565,666	$7,328,689	$(763,023)	$7,760,811	$8,224,579	$8,085,702	$(1,520,036)
Interest-bearing deposits	25,448,743	23,003,134	2,445,609	21,875,343	20,974,003	20,490,874	4,957,869
Total deposits	32,014,409	30,331,824	1,682,585	29,636,154	29,198,581	28,576,577	3,437,832
Federal funds purchased and securities sold under agreements to repurchase	325,927	208,398	117,529	585,139	276,674	682,839	(356,912)
Commercial paper	15,327	18,210	(2,883)	20,798	7,687	22,781	(7,454)
FHLB advances	3,630,747	4,986,138	(1,355,391)	4,319,861	3,777,478	3,258,039	372,708
Other long-term funding	534,273	544,103	(9,830)	248,071	249,484	249,820	284,453
Allowance for unfunded commitments	38,276	39,776	(1,500)	38,776	39,776	36,776	1,500
Accrued expenses and other liabilities	537,640	448,407	89,233	541,438	545,976	449,776	87,864
Total liabilities	37,096,599	36,576,856	519,743	35,390,237	34,095,656	33,276,608	3,819,991
Stockholders’ equity
Preferred equity	194,112	194,112	—	194,112	194,112	193,195	917
Common equity	3,928,762	3,931,551	(2,789)	3,821,378	3,759,840	3,766,187	162,575
Total stockholders’ equity	4,122,874	4,125,663	(2,789)	4,015,490	3,953,952	3,959,382	163,492
Total liabilities and stockholders’ equity	$41,219,473	$40,702,519	$516,954	$39,405,727	$38,049,607	$37,235,990	$3,983,483
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comp Qtr		YTD	YTD	Comp YTD
($ in thousands, except per share data)	2Q23	2Q22	$ Change	% Change	Jun 2023	Jun 2022	$ Change	% Change
Interest income
Interest and fees on loans	$423,307	$199,876	$223,431	112%	$814,626	$367,573	$447,053	122%
Interest and dividends on investment securities
Taxable	35,845	18,317	17,528	96%	65,987	34,789	31,198	90%
Tax-exempt	15,994	16,379	(385)	(2)%	32,019	32,487	(468)	(1)%
Other interest	6,086	2,420	3,666	151%	11,415	4,413	7,002	159%
Total interest income	481,231	236,991	244,240	103%	924,048	439,261	484,787	110%
Interest expense
Interest on deposits	162,196	8,019	154,177	N/M	271,618	11,591	260,027	N/M
Interest on federal funds purchased and securities sold under agreements to repurchase	2,261	406	1,855	N/M	5,404	444	4,960	N/M
Interest on other short-term funding	—	1	(1)	(100)%	1	2	(1)	(50)%
Interest on FHLB Advances	49,261	9,689	39,572	N/M	99,222	17,871	81,351	N/M
Interest on long-term funding	9,596	2,730	6,866	N/M	15,876	5,460	10,416	191%
Total interest expense	223,314	20,845	202,469	N/M	392,121	35,367	356,754	N/M
Net interest income	257,917	216,146	41,771	19%	531,927	403,893	128,034	32%
Provision for credit losses	22,100	(2)	22,102	N/M	40,071	(3,992)	44,063	N/M
Net interest income after provision for credit losses	235,817	216,148	19,669	9%	491,856	407,886	83,970	21%
Noninterest income
Wealth management fees	20,483	21,332	(849)	(4)%	40,672	43,735	(3,063)	(7)%
Service charges and deposit account fees	12,372	16,506	(4,134)	(25)%	25,366	33,363	(7,997)	(24)%
Card-based fees	11,396	11,442	(46)	—%	21,982	21,368	614	3%
Other fee-based revenue	4,465	4,360	105	2%	8,740	8,126	614	8%
Capital markets, net	5,093	8,010	(2,917)	(36)%	10,176	16,656	(6,480)	(39)%
Mortgage banking, net	7,768	6,145	1,623	26%	11,313	14,536	(3,223)	(22)%
Bank and corporate owned life insurance	2,172	4,106	(1,934)	(47)%	4,835	6,177	(1,342)	(22)%
Asset gains (losses), net	(299)	1,677	(1,976)	N/M	(35)	1,865	(1,900)	N/M
Investment securities gains (losses), net	14	(8)	22	N/M	66	12	54	N/M
Other	2,080	1,888	192	10%	4,501	4,086	415	10%
Total noninterest income	65,543	75,458	(9,915)	(13)%	127,616	149,925	(22,309)	(15)%
Noninterest expense
Personnel	114,089	112,666	1,423	1%	230,510	217,477	13,033	6%
Technology	24,220	21,223	2,997	14%	47,818	42,707	5,111	12%
Occupancy	13,587	14,151	(564)	(4)%	28,650	30,231	(1,581)	(5)%
Business development and advertising	7,106	5,655	1,451	26%	12,955	10,610	2,345	22%
Equipment	4,975	4,960	15	—%	9,906	9,920	(14)	—%
Legal and professional	4,831	4,873	(42)	(1)%	8,688	9,960	(1,272)	(13)%
Loan and foreclosure costs	1,635	1,476	159	11%	2,773	3,490	(717)	(21)%
FDIC assessment	9,550	5,400	4,150	77%	16,425	10,500	5,925	56%
Other intangible amortization	2,203	2,203	—	—%	4,405	4,405	—	—%
Other	8,476	8,815	(339)	(4)%	15,955	15,412	543	4%
Total noninterest expense	190,673	181,420	9,253	5%	378,086	354,712	23,374	7%
Income before income taxes	110,687	110,187	500	—%	241,386	203,099	38,287	19%
Income tax expense	23,533	23,363	170	1%	50,873	42,013	8,860	21%
Net income	87,154	86,824	330	—%	190,514	161,086	29,428	18%
Preferred stock dividends	2,875	2,875	—	—%	5,750	5,750	—	—%
Net income available to common equity	$84,279	$83,949	$330	—%	$184,764	$155,336	$29,428	19%
Earnings per common share
Basic	$0.56	$0.56	$—	—%	$1.23	$1.04	$0.19	18%
Diluted	$0.56	$0.56	$—	—%	$1.22	$1.03	$0.19	18%
Average common shares outstanding
Basic	149,986	149,083	903	1%	149,875	148,933	942	1%
Diluted	150,870	150,203	667	—%	150,903	150,265	638	—%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	2Q23	1Q23	$ Change	% Change	4Q22	3Q22	2Q22	$ Change	% Change
Interest income
Interest and fees on loans	$423,307	$391,320	$31,987	8%	$349,403	$275,666	$199,876	$223,431	112%
Interest and dividends on investment securities
Taxable	35,845	30,142	5,703	19%	21,435	19,221	18,317	17,528	96%
Tax-exempt	15,994	16,025	(31)	—%	16,666	16,538	16,379	(385)	(2)%
Other interest	6,086	5,329	757	14%	3,779	3,284	2,420	3,666	151%
Total interest income	481,231	442,817	38,414	9%	391,283	314,708	236,991	244,240	103%
Interest expense
Interest on deposits	162,196	109,422	52,774	48%	60,719	26,000	8,019	154,177	N/M
Interest on federal funds purchased and securities sold under agreements to repurchase	2,261	3,143	(882)	(28)%	2,280	756	406	1,855	N/M
Interest on other short-term funding	—	—	—	N/M	—	1	1	(1)	(100)%
Interest on FHLB advances	49,261	49,960	(699)	(1)%	36,824	20,792	9,689	39,572	N/M
Interest on long-term funding	9,596	6,281	3,315	53%	2,470	2,722	2,730	6,866	N/M
Total interest expense	223,314	168,807	54,507	32%	102,294	50,270	20,845	202,469	N/M
Net interest income	257,917	274,010	(16,093)	(6)%	288,989	264,439	216,146	41,771	19%
Provision for credit losses	22,100	17,971	4,129	23%	19,992	16,998	(2)	22,102	N/M
Net interest income after provision for credit losses	235,817	256,039	(20,222)	(8)%	268,997	247,440	216,148	19,669	9%
Noninterest income
Wealth management fees	20,483	20,189	294	1%	20,403	19,984	21,332	(849)	(4)%
Service charges and deposit account fees	12,372	12,994	(622)	(5)%	13,918	15,029	16,506	(4,134)	(25)%
Card-based fees	11,396	10,586	810	8%	11,167	11,479	11,442	(46)	—%
Other fee-based revenue	4,465	4,276	189	4%	3,290	4,487	4,360	105	2%
Capital markets, net	5,093	5,083	10	—%	5,586	7,675	8,010	(2,917)	(36)%
Mortgage banking, net	7,768	3,545	4,223	119%	2,238	2,098	6,145	1,623	26%
Bank and corporate owned life insurance	2,172	2,664	(492)	(18)%	3,427	1,827	4,106	(1,934)	(47)%
Asset gains (losses), net	(299)	263	(562)	N/M	(545)	18	1,677	(1,976)	N/M
Investment securities gains (losses), net	14	51	(37)	(73)%	(1,930)	5,664	(8)	22	N/M
Other	2,080	2,422	(342)	(14)%	4,102	2,527	1,888	192	10%
Total noninterest income	65,543	62,073	3,470	6%	61,657	70,788	75,458	(9,915)	(13)%
Noninterest expense
Personnel	114,089	116,420	(2,331)	(2)%	118,381	118,243	112,666	1,423	1%
Technology	24,220	23,598	622	3%	25,299	22,694	21,223	2,997	14%
Occupancy	13,587	15,063	(1,476)	(10)%	15,846	13,717	14,151	(564)	(4)%
Business development and advertising	7,106	5,849	1,257	21%	8,136	6,778	5,655	1,451	26%
Equipment	4,975	4,930	45	1%	4,791	4,921	4,960	15	—%
Legal and professional	4,831	3,857	974	25%	4,132	4,159	4,873	(42)	(1)%
Loan and foreclosure costs	1,635	1,138	497	44%	804	1,631	1,476	159	11%
FDIC assessment	9,550	6,875	2,675	39%	6,350	5,800	5,400	4,150	77%
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,203	—	—%
Other	8,476	7,479	997	13%	10,618	15,645	8,815	(339)	(4)%
Total noninterest expense	190,673	187,412	3,261	2%	196,560	195,791	181,420	9,253	5%
Income before income taxes	110,687	130,700	(20,013)	(15)%	134,094	122,438	110,187	500	—%
Income tax expense	23,533	27,340	(3,807)	(14)%	25,332	26,163	23,363	170	1%
Net income	87,154	103,360	(16,206)	(16)%	108,762	96,275	86,824	330	—%
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	2,875	—	—%
Net income available to common equity	$84,279	$100,485	$(16,206)	(16)%	$105,887	$93,400	$83,949	$330	—%
Earnings per common share
Basic	$0.56	$0.67	$(0.11)	(16)%	$0.70	$0.62	$0.56	$—	—%
Diluted	$0.56	$0.66	$(0.10)	(15)%	$0.70	$0.62	$0.56	$—	—%
Average common shares outstanding
Basic	149,986	149,763	223	—%	149,454	149,321	149,083	903	1%
Diluted	150,870	151,128	(258)	—%	150,886	150,262	150,203	667	—%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	YTD Jun 2023	YTD Jun 2022	2Q23	1Q23	4Q22	3Q22	2Q22
Per common share data
Dividends	$0.42	$0.40	$0.21	$0.21	$0.21	$0.20	$0.20
Market value:
High	24.18	25.71	18.45	24.18	25.13	21.87	22.48
Low	14.48	18.01	14.48	17.66	20.54	17.63	18.01
Close			16.23	17.98	23.09	20.08	18.26
Book value / share			26.03	26.06	25.40	25.01	25.09
Tangible book value / share			18.41	18.42	17.73	17.32	17.37
Performance ratios (annualized)
Return on average assets	0.96%	0.92%	0.86%	1.06%	1.12%	1.02%	0.97%
Noninterest expense / average assets	1.90%	2.02%	1.89%	1.92%	2.03%	2.08%	2.04%
Effective tax rate	21.08%	20.69%	21.26%	20.92%	18.89%	21.37%	21.20%
Dividend payout ratio(a)	34.15%	38.46%	37.50%	31.34%	30.00%	32.26%	35.71%
Net interest margin	2.93%	2.57%	2.80%	3.07%	3.31%	3.13%	2.71%
Selected trend information
Average full time equivalent employees(b)	4,223	4,060	4,227	4,219	4,169	4,182	4,101
Branch count			202	202	202	215	215
Assets under management, at market value(c)			$12,995	$12,412	$11,843	$11,142	$11,561
Mortgage loans originated for sale during period	$168	$404	$99	$69	$64	$132	$152
Mortgage loan settlements during period	$151	$500	$97	$55	$95	$120	$204
Mortgage portfolio serviced for others			$6,525	$6,612	$6,712	$6,800	$6,910
Mortgage servicing rights, net / mortgage portfolio serviced for others			1.23%	1.13%	1.15%	1.15%	1.11%
Shares outstanding, end of period			150,919	150,886	150,444	150,328	150,126
Selected quarterly ratios
Loans / deposits			93.24%	96.29%	97.18%	95.27%	92.71%
Stockholders’ equity / assets			10.00%	10.14%	10.19%	10.39%	10.63%
Risk-based capital(d)(e)
Total risk-weighted assets			$33,146	$32,648	$32,472	$31,406	$29,864
Common equity Tier 1			$3,143	$3,086	$3,036	$2,956	$2,897
Common equity Tier 1 capital ratio			9.48%	9.45%	9.35%	9.41%	9.70%
Tier 1 capital ratio			10.07%	10.05%	9.95%	10.03%	10.35%
Total capital ratio			12.22%	12.22%	11.33%	11.41%	11.74%
Tier 1 leverage ratio			8.40%	8.46%	8.59%	8.66%	8.87%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(e)June 30, 2023 data is estimated.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Jun 30, 2023	Mar 31, 2023	Seql Qtr % Change	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$326,432	$312,720	4%	$292,904	$280,771	$279,058	17%
Provision for loan losses	23,500	17,000	38%	21,000	14,000	2,000	N/M
Charge offs	(14,855)	(5,501)	170%	(2,982)	(3,346)	(1,791)	N/M
Recoveries	3,674	2,212	66%	1,798	1,478	1,504	144%
Net (charge offs) recoveries	(11,181)	(3,289)	N/M	(1,183)	(1,867)	(287)	N/M
Balance at end of period	$338,750	$326,432	4%	$312,720	$292,904	$280,771	21%
Allowance for unfunded commitments
Balance at beginning of period	$39,776	$38,776	3%	$39,776	$36,776	$38,776	3%
Provision for unfunded commitments	(1,500)	1,000	N/M	(1,000)	3,000	(2,000)	(25)%
Balance at end of period	$38,276	$39,776	(4)%	$38,776	$39,776	$36,776	4%
Allowance for credit losses on loans (ACLL)	$377,027	$366,208	3%	$351,496	$332,680	$317,547	19%
Provision for credit losses on loans	$22,000	$18,000	22%	$20,000	$17,000	$—	N/M
($ in thousands)	Jun 30, 2023	Mar 31, 2023	Seql Qtr % Change	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	$(11,177)	$(1,759)	N/M	$278	$(897)	$(444)	N/M
Commercial real estate—owner occupied	3	3	—%	3	3	4	(25)%
Commercial and business lending	(11,174)	(1,756)	N/M	281	(894)	(440)	N/M
Commercial real estate—investor	2,276	—	N/M	—	—	—	N/M
Real estate construction	(18)	18	N/M	16	9	2	N/M
Commercial real estate lending	2,257	18	N/M	16	9	2	N/M
Total commercial	(8,917)	(1,738)	N/M	297	(885)	(439)	N/M
Residential mortgage	(283)	(53)	N/M	(125)	(42)	220	N/M
Auto finance	(1,048)	(957)	10%	(768)	(165)	(14)	N/M
Home equity	183	340	(46)%	123	(101)	461	(60)%
Other consumer	(1,117)	(881)	27%	(711)	(675)	(516)	116%
Total consumer	(2,264)	(1,550)	46%	(1,480)	(983)	151	N/M
Total net (charge offs) recoveries	$(11,181)	$(3,289)	N/M	$(1,183)	$(1,867)	$(287)	N/M
(In basis points)	Jun 30, 2023	Mar 31, 2023		Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Net (charge offs) recoveries to average loans (annualized)
Commercial and industrial	(46)	(7)		1	(4)	(2)
Commercial real estate—owner occupied	—	—		—	—	—
Commercial and business lending	(41)	(7)		1	(3)	(2)
Commercial real estate—investor	18	—		—	—	—
Real estate construction	—	—		—	—	—
Commercial real estate lending	12	—		—	—	—
Total commercial	(20)	(4)		1	(2)	(1)
Residential mortgage	(1)	—		(1)	—	1
Auto finance	(25)	(26)		(24)	(7)	(1)
Home equity	12	22		8	(7)	32
Other consumer	(163)	(125)		(95)	(89)	(70)
Total consumer	(8)	(6)		(6)	(4)	1
Total net (charge offs) recoveries	(15)	(5)		(2)	(3)	—
($ in thousands)	Jun 30, 2023	Mar 31, 2023	Seql Qtr % Change	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Comp Qtr % Change
Credit quality
Nonaccrual loans	$131,278	$117,569	12%	$111,467	$116,406	$108,345	21%
Other real estate owned (OREO)	7,575	15,184	(50)%	14,784	16,373	17,879	(58)%
Repossessed assets	$348	$92	N/M	$215	$299	$102	N/M
Total nonperforming assets	$139,201	$132,845	5%	$126,466	$133,078	$126,327	10%
Loans 90 or more days past due and still accruing	$1,726	$1,703	1%	$1,728	$1,417	$1,555	11%
Allowance for credit losses on loans to total loans	1.26%	1.25%		1.22%	1.20%	1.20%
Allowance for credit losses on loans to nonaccrual loans	287.20%	311.48%		315.34%	285.79%	293.09%
Nonaccrual loans to total loans	0.44%	0.40%		0.39%	0.42%	0.41%
Nonperforming assets to total loans plus OREO and repossessed assets	0.47%	0.45%		0.44%	0.48%	0.48%
Nonperforming assets to total assets	0.34%	0.33%		0.32%	0.35%	0.34%
Annualized year-to-date net charge offs (recoveries) to year-to-date average loans	0.10%	0.05%		—%	—%	(0.01)%
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Jun 30, 2023	Mar 31, 2023	Seql Qtr % Change	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$34,907	$22,735	54%	$14,329	$15,576	$843	N/M
Commercial real estate—owner occupied	1,444	1,478	(2)%	—	—	—	N/M
Commercial and business lending	36,352	24,213	50%	14,329	15,576	843	N/M
Commercial real estate—investor	22,068	25,122	(12)%	29,380	37,479	46,823	(53)%
Real estate construction	125	178	(30)%	105	141	604	(79)%
Commercial real estate lending	22,193	25,300	(12)%	29,485	37,620	47,427	(53)%
Total commercial	58,544	49,513	18%	43,814	53,196	48,270	21%
Residential mortgage	61,718	58,274	6%	58,480	55,485	52,840	17%
Auto finance	3,065	2,436	26%	1,490	302	53	N/M
Home equity	7,788	7,246	7%	7,487	7,325	7,100	10%
Other consumer	163	100	63%	197	98	83	96%
Total consumer	72,733	68,056	7%	67,654	63,210	60,075	21%
Total nonaccrual loans	$131,278	$117,569	12%	$111,467	$116,406	$108,345	21%
	Jun 30, 2023	Mar 31, 2023	Seql Qtr % Change	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Comp Qtr % Change
Restructured loans (accruing)(a)
Commercial and industrial	$168	$47	N/M	$12,453	$14,829	$13,882	N/A
Commercial real estate—owner occupied	—	—	N/M	316	369	421	N/A
Commercial and business lending	168	47	N/M	12,769	15,198	14,303	N/A
Commercial real estate—investor	—	—	N/M	128	733	943	N/A
Real estate construction	—	—	N/M	195	165	179	N/A
Commercial real estate lending	—	—	N/M	324	898	1,122	N/A
Total commercial	168	47	N/M	13,093	16,097	15,425	N/A
Residential mortgage	126	126	—%	16,829	16,169	15,829	N/A
Auto finance	80	61	31%	—	—	—	N/A
Home equity	78	31	152%	2,148	2,103	2,246	N/A
Other consumer	988	498	98%	798	764	753	N/A
Total consumer	1,271	716	78%	19,775	19,036	18,828	N/A
Total restructured loans (accruing)	$1,439	$763	89%	$32,868	$35,132	$34,253	N/A
Nonaccrual restructured loans (included in nonaccrual loans)	$796	$341	133%	$20,127	$21,650	$22,172	N/A
	Jun 30, 2023	Mar 31, 2023	Seql Qtr % Change	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Comp Qtr % Change
Accruing loans 30-89 days past due
Commercial and industrial	$12,005	$4,239	183%	$6,283	$1,861	$1,642	N/M
Commercial real estate—owner occupied	1,484	2,955	(50)%	230	—	—	N/M
Commercial and business lending	13,489	7,195	87%	6,512	1,861	1,642	N/M
Commercial real estate—investor	—	—	N/M	1,067	—	5,484	(100)%
Real estate construction	76	—	N/M	39	43	—	N/M
Commercial real estate lending	76	—	N/M	1,105	43	5,484	(99)%
Total commercial	13,565	7,195	89%	7,618	1,904	7,126	90%
Residential mortgage	8,961	7,626	18%	9,874	6,517	5,315	69%
Auto finance	11,429	8,640	32%	9,408	6,206	2,906	N/M
Home equity	4,030	4,113	(2)%	5,607	4,234	2,961	36%
Other consumer	2,025	1,723	18%	1,610	1,592	1,365	48%
Total consumer	26,444	22,102	20%	26,499	18,549	12,547	111%
Total accruing loans 30-89 days past due	$40,008	$29,297	37%	$34,117	$20,452	$19,673	103%
	Jun 30, 2023	Mar 31, 2023	Seql Qtr % Change	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Comp Qtr % Change
Potential problem loans
Commercial and industrial	$205,228	$135,047	52%	$136,549	$108,556	$104,645	96%
Commercial real estate—owner occupied	29,396	32,077	(8)%	34,422	28,287	38,628	(24)%
Commercial and business lending	234,624	167,124	40%	170,971	136,843	143,273	64%
Commercial real estate—investor	106,662	89,653	19%	92,535	117,982	132,635	(20)%
Real estate construction	—	—	N/M	970	—	82	(100)%
Commercial real estate lending	106,662	89,653	19%	93,505	117,982	132,717	(20)%
Total commercial	341,286	256,776	33%	264,476	254,825	275,990	24%
Residential mortgage	1,646	1,684	(2)%	1,978	2,845	3,297	(50)%
Home equity	240	244	(2)%	197	185	188	28%
Total consumer	1,886	1,928	(2)%	2,175	3,030	3,486	(46)%
Total potential problem loans	$343,173	$258,704	33%	$266,651	$257,855	$279,475	23%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) On January 1, 2023, the Corporation adopted ASU 2022-02. Under this update, troubled debt restructurings were eliminated and replaced with a modified loan classification. As a result, amounts reported for 2023 periods will not be comparable to amounts reported for 2022 periods.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$10,899,337	$184,080	6.77%	$10,616,026	$167,174	6.39%	$9,604,612	$71,276	2.98%
Commercial real estate lending	7,295,367	127,967	7.04%	7,251,193	119,087	6.66%	6,363,395	53,233	3.36%
Total commercial	18,194,703	312,047	6.88%	17,867,219	286,262	6.50%	15,968,007	124,509	3.13%
Residential mortgage	8,701,496	72,056	3.31%	8,584,528	70,711	3.30%	7,860,220	58,434	2.97%
Auto finance	1,654,523	19,701	4.78%	1,490,115	16,458	4.48%	689,027	6,017	3.50%
Other retail	887,574	20,135	9.08%	903,956	18,494	8.23%	880,910	11,370	5.17%
Total loans	29,438,297	423,939	5.77%	28,845,818	391,925	5.49%	25,398,163	200,331	3.16%
Investment securities
Taxable	5,304,381	35,845	2.70%	4,912,416	30,142	2.45%	4,435,273	18,317	1.65%
Tax-exempt(a)	2,314,825	20,152	3.48%	2,329,519	20,192	3.47%	2,427,068	20,637	3.40%
Other short-term investments	511,487	6,086	4.77%	493,061	5,329	4.37%	352,310	2,420	2.75%
Investments and other	8,130,693	62,083	3.05%	7,734,996	55,664	2.88%	7,214,651	41,374	2.29%
Total earning assets	37,568,991	$486,022	5.18%	36,580,814	$447,589	4.94%	32,612,813	$241,705	2.97%
Other assets, net	2,989,321			3,026,251			3,119,770
Total assets	$40,558,311			$39,607,065			$35,732,583
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,749,808	$15,160	1.28%	$4,664,624	$9,859	0.86%	$4,682,783	$530	0.05%
Interest-bearing demand	6,663,775	34,961	2.10%	6,814,487	29,918	1.78%	6,413,077	2,977	0.19%
Money market	6,743,810	43,529	2.59%	7,536,393	41,637	2.24%	6,910,505	2,203	0.13%
Network transaction deposits	1,468,006	18,426	5.03%	1,147,089	12,825	4.53%	775,593	1,480	0.77%
Time deposits	4,985,949	50,119	4.03%	2,362,260	15,182	2.61%	1,255,292	829	0.26%
Total interest-bearing deposits	24,611,348	162,196	2.64%	22,524,853	109,422	1.97%	20,037,250	8,019	0.16%
Federal funds purchased and securities sold under agreements to repurchase	285,754	2,261	3.17%	429,780	3,143	2.97%	454,519	406	0.36%
Commercial paper	12,179	—	0.01%	17,339	—	0.01%	23,154	1	0.01%
FHLB advances	3,796,106	49,261	5.20%	4,254,532	49,960	4.76%	2,423,771	9,689	1.60%
Long-term funding	543,003	9,596	7.07%	408,175	6,281	6.16%	249,805	2,730	4.37%
Total short and long-term funding	4,637,042	61,118	5.28%	5,109,826	59,384	4.71%	3,151,249	12,826	1.63%
Total interest-bearing liabilities	29,248,389	$223,314	3.06%	27,634,679	$168,807	2.48%	23,188,499	$20,845	0.36%
Noninterest-bearing demand deposits	6,669,787			7,340,219			8,133,492
Other liabilities	511,074			570,166			473,478
Stockholders’ equity	4,129,061			4,062,001			3,937,114
Total liabilities and stockholders’ equity	$40,558,311			$39,607,065			$35,732,583
Interest rate spread			2.12%			2.46%			2.61%
Net free funds			0.68%			0.61%			0.10%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$262,708	2.80%		$278,782	3.07%		$220,860	2.71%
Fully tax-equivalent adjustment		4,791			4,772			4,713
Net interest income		$257,917			$274,010			$216,146
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Six Months Ended June 30,
	2023			2022
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$10,758,464	$351,254	6.58%	$9,334,947	$126,756	2.74%
Commercial real estate lending	7,273,402	247,054	6.85%	6,270,743	97,119	3.12%
Total commercial	18,031,866	598,308	6.69%	15,605,690	223,876	2.89%
Residential mortgage	8,643,335	142,767	3.30%	7,766,296	113,837	2.93%
Auto finance	1,572,773	36,159	4.64%	498,175	8,667	3.51%
Other retail	895,720	38,629	8.65%	881,382	22,032	5.02%
Total loans	29,143,694	815,864	5.64%	24,751,542	368,412	2.99%
Investment securities
Taxable	5,109,481	65,987	2.58%	4,392,926	34,789	1.58%
Tax-exempt (a)	2,322,132	40,344	3.47%	2,405,952	40,933	3.40%
Other short-term investments	502,325	11,415	4.58%	751,407	4,413	1.18%
Investments and other	7,933,938	117,746	2.97%	7,550,285	80,135	2.12%
Total earning assets	37,077,632	$933,610	5.06%	32,301,828	$448,547	2.79%
Other assets, net	3,007,684			3,166,026
Total assets	$40,085,316			$35,467,853
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,707,451	$25,019	1.07%	$4,606,809	$910	0.04%
Interest-bearing demand	6,738,715	64,880	1.94%	6,566,704	4,002	0.12%
Money market	7,137,912	85,167	2.41%	6,970,392	3,168	0.09%
Network transaction deposits	1,308,434	31,252	4.82%	755,357	1,745	0.47%
Time deposits	3,681,352	65,301	3.58%	1,284,037	1,766	0.28%
Total interest-bearing deposits	23,573,864	271,618	2.32%	20,183,299	11,591	0.12%
Federal funds purchased and securities sold under agreements to repurchase	357,369	5,404	3.05%	374,661	444	0.24%
Commercial paper	14,745	1	0.01%	25,545	2	0.01%
FHLB advances	4,024,052	99,222	4.97%	2,019,622	17,871	1.78%
Long-term funding	475,961	15,876	6.67%	249,719	5,460	4.37%
Total short and long-term funding	4,872,128	120,503	4.98%	2,669,547	23,776	1.79%
Total interest-bearing liabilities	28,445,992	$392,121	2.78%	22,852,845	$35,367	0.31%
Noninterest-bearing demand deposits	7,003,151			8,224,440
Other liabilities	540,457			428,752
Stockholders’ equity	4,095,717			3,961,816
Total liabilities and stockholders’ equity	$40,085,316			$35,467,853
Interest rate spread			2.28%			2.48%
Net free funds			0.65%			0.09%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$541,490	2.93%		$413,179	2.57%
Fully tax-equivalent adjustment		9,563			9,286
Net interest income		$531,927			$403,893
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Jun 30, 2023	Mar 31, 2023	Seql Qtr % Change	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Comp Qtr % Change
Commercial and industrial	$10,055,487	$9,869,781	2%	$9,759,454	$9,571,925	$9,256,685	9%
Commercial real estate—owner occupied	1,058,237	1,050,236	1%	991,722	999,786	928,152	14%
Commercial and business lending	11,113,724	10,920,017	2%	10,751,176	10,571,711	10,184,836	9%
Commercial real estate—investor	5,312,928	5,094,249	4%	5,080,344	5,064,289	4,790,241	11%
Real estate construction	2,009,060	2,147,070	(6)%	2,155,222	1,835,159	1,775,648	13%
Commercial real estate lending	7,321,988	7,241,318	1%	7,235,565	6,899,449	6,565,889	12%
Total commercial	18,435,711	18,161,335	2%	17,986,742	17,471,159	16,750,726	10%
Residential mortgage	8,746,345	8,605,164	2%	8,511,550	8,314,902	8,002,943	9%
Auto finance	1,777,974	1,551,538	15%	1,382,073	1,117,136	847,969	110%
Home equity	615,506	609,787	1%	624,353	612,608	592,843	4%
Other consumer	273,367	279,248	(2)%	294,851	301,475	300,217	(9)%
Total consumer	11,413,193	11,045,737	3%	10,812,828	10,346,121	9,743,972	17%
Total loans	$29,848,904	$29,207,072	2%	$28,799,569	$27,817,280	$26,494,698	13%
Period end deposit and customer funding composition	Jun 30, 2023	Mar 31, 2023	Seql Qtr % Change	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Comp Qtr % Change
Noninterest-bearing demand	$6,565,666	$7,328,689	(10)%	$7,760,811	$8,224,579	$8,085,702	(19)%
Savings	4,777,415	4,730,472	1%	4,604,848	4,708,720	4,708,156	1%
Interest-bearing demand	7,037,959	6,977,121	1%	7,100,727	7,122,218	6,789,722	4%
Money market	7,521,930	8,357,625	(10)%	8,239,610	7,909,232	7,769,415	(3)%
Brokered CDs	3,818,325	1,185,565	N/M	541,916	—	2,121	N/M
Other time deposits	2,293,114	1,752,351	31%	1,388,242	1,233,833	1,221,460	88%
Total deposits	32,014,409	30,331,824	6%	29,636,154	29,198,581	28,576,577	12%
Other customer funding(a)	170,873	226,258	(24)%	261,767	283,856	296,440	(42)%
Total deposits and other customer funding	$32,185,282	$30,558,081	5%	$29,897,921	$29,482,437	$28,873,017	11%
Network transaction deposits(b)	$1,600,619	$1,273,420	26%	$979,003	$864,086	$891,902	79%
Net deposits and other customer funding(c)	$26,766,338	$28,099,096	(5)%	$28,377,001	$28,618,351	$27,978,993	(4)%
Quarter average loan composition	Jun 30, 2023	Mar 31, 2023	Seql Qtr % Change	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Comp Qtr % Change
Commercial and industrial	$9,831,956	$9,600,838	2%	$9,528,180	$9,221,970	$8,651,810	14%
Commercial real estate—owner occupied	1,067,381	1,015,187	5%	1,001,805	970,493	952,802	12%
Commercial and business lending	10,899,337	10,616,026	3%	10,529,984	10,192,463	9,604,612	13%
Commercial real estate—investor	5,206,430	5,093,122	2%	5,048,419	4,891,530	4,570,300	14%
Real estate construction	2,088,937	2,158,072	(3)%	2,013,986	1,876,524	1,793,095	16%
Commercial real estate lending	7,295,367	7,251,193	1%	7,062,405	6,768,054	6,363,395	15%
Total commercial	18,194,703	17,867,219	2%	17,592,389	16,960,517	15,968,007	14%
Residential mortgage	8,701,496	8,584,528	1%	8,443,661	8,223,531	7,860,220	11%
Auto finance	1,654,523	1,490,115	11%	1,244,436	969,918	689,027	140%
Home equity	612,045	618,724	(1)%	619,044	601,821	586,072	4%
Other consumer	275,530	285,232	(3)%	295,804	299,917	294,837	(7)%
Total consumer	11,243,594	10,978,599	2%	10,602,945	10,095,186	9,430,156	19%
Total loans(d)	$29,438,297	$28,845,818	2%	$28,195,334	$27,055,703	$25,398,163	16%
Quarter average deposit composition	Jun 30, 2023	Mar 31, 2023	Seql Qtr % Change	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Comp Qtr % Change
Noninterest-bearing demand	$6,669,787	$7,340,219	(9)%	$8,088,435	$8,119,475	$8,133,492	(18)%
Savings	4,749,808	4,664,624	2%	4,660,696	4,735,285	4,682,783	1%
Interest-bearing demand	6,663,775	6,814,487	(2)%	6,831,213	6,587,404	6,413,077	4%
Money market	6,743,810	7,536,393	(11)%	7,382,793	7,328,165	6,910,505	(2)%
Network transaction deposits	1,468,006	1,147,089	28%	901,168	873,168	775,593	89%
Brokered CDs	3,001,775	810,889	N/M	190,406	734	978	N/M
Other time deposits	1,984,174	1,551,371	28%	1,272,797	1,230,126	1,254,314	58%
Total deposits	31,281,134	29,865,072	5%	29,327,509	28,874,357	28,170,742	11%
Other customer funding(a)	196,051	245,349	(20)%	306,122	326,324	315,639	(38)%
Total deposits and other customer funding	$31,477,186	$30,110,421	5%	$29,633,631	$29,200,680	$28,486,381	10%
Net deposits and other customer funding(c)	$27,007,405	$28,152,443	(4)%	$28,542,056	$28,326,779	$27,709,810	(3)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes repurchase agreements and commercial paper.
(b) Included above in interest-bearing demand and money market.
(c) Total deposits and other customer funding, excluding brokered CDs and network transaction deposits
(d) Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
($ in millions, except per share data)	Jun 2023	Jun 2022	2Q23	1Q23	4Q22	3Q22	2Q22
Selected equity and performance ratios(a)(b)(c)
Tangible common equity / tangible assets			6.94%	7.03%	6.97%	7.06%	7.23%
Return on average equity	9.38%	8.20%	8.47%	10.32%	10.81%	9.59%	8.85%
Return on average tangible common equity	13.79%	12.27%	12.38%	15.26%	16.15%	14.32%	13.29%
Return on average common equity Tier 1	12.11%	11.03%	10.88%	13.38%	14.04%	12.69%	11.77%
Return on average tangible assets	1.00%	0.97%	0.90%	1.11%	1.18%	1.08%	1.03%
Average stockholders' equity / average assets	10.22%	11.17%	10.18%	10.26%	10.40%	10.69%	11.02%
Tangible common equity reconciliation(a)
Common equity			$3,929	$3,932	$3,821	$3,760	$3,766
Goodwill and other intangible assets, net			(1,150)	(1,152)	(1,154)	(1,156)	(1,159)
Tangible common equity			$2,779	$2,779	$2,667	$2,603	$2,608
Tangible assets reconciliation(a)
Total assets			$41,219	$40,703	$39,406	$38,050	$37,236
Goodwill and other intangible assets, net			(1,150)	(1,152)	(1,154)	(1,156)	(1,159)
Tangible assets			$40,070	$39,550	$38,251	$36,893	$36,077
Average tangible common equity and average common equity Tier 1 reconciliation(a)
Common equity	$3,902	$3,769	$3,935	$3,868	$3,798	$3,791	$3,744
Goodwill and other intangible assets, net	(1,152)	(1,161)	(1,151)	(1,153)	(1,155)	(1,158)	(1,160)
Tangible common equity	2,750	2,608	2,784	2,715	2,642	2,634	2,584
Modified CECL transitional amount	45	67	45	45	67	67	67
Accumulated other comprehensive loss	255	126	252	259	254	190	170
Deferred tax assets, net	28	39	28	28	29	30	39
Average common equity Tier 1	$3,077	$2,840	$3,108	$3,047	$2,993	$2,921	$2,860
Average tangible assets reconciliation(a)
Total assets	$40,085	$35,468	$40,558	$39,607	$38,385	$37,272	$35,733
Goodwill and other intangible assets, net	(1,152)	(1,161)	(1,151)	(1,153)	(1,155)	(1,158)	(1,160)
Tangible assets	$38,933	$34,307	$39,407	$38,454	$37,230	$36,114	$34,573
Adjusted net income reconciliation(b)
Net income	$191	$161	$87	$103	$109	$96	$87
Other intangible amortization, net of tax	3	3	2	2	2	2	2
Adjusted net income	$194	$164	$89	$105	$110	$98	$88
Adjusted net income available to common equity reconciliation(b)
Net income available to common equity	$185	$155	$84	$100	$106	$93	$84
Other intangible amortization, net of tax	3	3	2	2	2	2	2
Adjusted net income available to common equity	$188	$159	$86	$102	$108	$95	$86
Selected trend information(d)
Wealth management fees	$41	$44	$20	$20	$20	$20	$21
Service charges and deposit account fees	25	33	12	13	14	15	17
Card-based fees	22	21	11	11	11	11	11
Other fee-based revenue	9	8	4	4	3	4	4
Fee-based revenue	97	107	49	48	49	51	54
Other	31	43	17	14	13	20	22
Total noninterest income	$128	$150	$66	$62	$62	$71	$75
Pre-tax pre-provision income(e)
Income before income taxes	$241	$203	$111	$131	$134	$122	$110
Provision for credit losses	40	(4)	22	18	20	17	—
Pre-tax pre-provision income	$281	$199	$133	$149	$154	$139	$110
Efficiency ratio reconciliation(f)
Federal Reserve efficiency ratio	57.26%	63.51%	58.49%	56.07%	55.47%	60.32%	61.53%
Fully tax-equivalent adjustment	(0.82)%	(1.05)%	(0.85)%	(0.79)%	(0.77)%	(0.87)%	(0.98)%
Other intangible amortization	(0.67)%	(0.80)%	(0.68)%	(0.66)%	(0.62)%	(0.67)%	(0.76)%
Fully tax-equivalent efficiency ratio	55.78%	61.68%	56.96%	54.64%	54.08%	58.79%	59.80%
Numbers may not sum due to rounding.
(a)Tangible common equity and tangible assets exclude goodwill and other intangible assets, net.
(b)Adjusted net income and adjusted net income available to common equity, which are used in the calculation of return on average tangible assets and return on average tangible common equity, respectively, add back other intangible amortization, net of tax.
(c)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.
(d)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(e)Management believes this measure is meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods.
(f)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net.